Exhibit 10.7

SUPERIOR UNIFORM GROUP, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

THIS AGREEMENT, by Superior Uniform Group, Inc., a Florida corporation (the “Company”), and                             , an employee of the Company or an Affiliate (the “Participant”), sets forth the terms and conditions of the Stock Appreciation Right (“SAR”) granted to the Participant under the Superior Uniform Group, Inc. 2003 Incentive Stock and Awards Plan (the “Plan”).

1. Grant of SAR. The Compensation Committee of the Board of Directors of the Company (the “Committee”) has awarded to Participant an SAR with respect to the common stock of the Company, subject to the terms and conditions of this Agreement.

2. General Terms of Participant’s SAR.

The number of Shares subject to this SAR (the “SAR Shares”) is:

The “Exercise Price” of each SAR Share is: $             per share, which may not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the Grant Date, unless otherwise determined by the Committee.

The “Grant Date” of this SAR is:

The “Expiration Date” of Participant’s right to exercise a SAR Share is 5:00 p.m. (EST) on the fifth (5th) anniversary of the Grant Date. However, Participant’s right to exercise this SAR may terminate before the Expiration Date as discussed in Section 4 of this Agreement.

3. Conditions of Exercise.

a. Conditions of Exercise. Subject to the provisions of the Plan and this Agreement, Participant may exercise the SAR only after the SAR Shares are vested, and only before the Expiration Date or the termination date described in Section 4 of this Agreement.

b. Vesting of SAR Subject to the termination provisions of paragraph 4, the Participant's shares vest upon the date of the grant.

4. Termination of Employment. The following paragraphs apply in the event of Participant’s termination of employment from the Company or an Affiliate prior to the Expiration Date. In no event, however, will the periods described in this Section 4 extend the term of the SAR beyond its Expiration Date or beyond the date the SAR is otherwise cancelled pursuant to the terms of the Plan.

a.	Retirement, Death or Disability. If Participant: (i) dies while employed by the Company or an Affiliate or within the period when an SAR could have otherwise been exercised by Participant; (ii) terminates his or her employment with the Company or an Affiliate by reason of “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code); or (iii) terminates his or her employment with the Company or an Affiliate as a result of Participant’s retirement, provided that the Company or Affiliate has consented in writing to Participant’s retirement, then, in each such case, Participant, or Participant’s duly authorized representatives, shall have the right, at any time within three (3) months after Participant’s death, disability or retirement, as the case may be, and prior to the termination of the SAR pursuant to Section 3 above, to exercise any SAR to the extent such SAR was exercisable by Participant immediately prior to Participant’s death, disability or retirement. In the discretion of the Committee, the three-month period referenced in the immediately preceding sentence may be extended for a period of up to one year.

b.

Termination of Employment. During Participant’s life, an SAR shall be exercisable only by Participant and only before the date of the termination of the Participant’s employment with the Company or an Affiliate, other than by reason of Participant’s death, permanent disability or retirement with the consent of the Company or an Affiliate as provided in Section 4(a) above, but only if and to the extent the SAR was exercisable immediately prior to such termination, and subject to the provisions of Section 4(c) below.

c.	Limitations on Exercise of SAR. In no event may the SAR be exercised, in whole or in part, after five (5) years following the Grant Date.

5. Exercise of SAR. Participant may exercise the SAR, to the extent the SAR Shares are vested, by delivering written notice to the Secretary of the Company, on the form attached hereto, specifying the whole number of vested SAR Shares to which the notice relates.

Upon delivery of the notice of exercise, Participant will be entitled to a payment from the Company of an amount equal to the number of SAR Shares specified in the notice multiplied by: (a) the Fair Market Value of a share of Stock (determined as of the date the Company receives Participant’s notice of exercise form), reduced by (b) the Exercise Price for an SAR Share.

Payment will be made as soon as practicable after the Company processes Participant’s exercise. Payment will be made in shares of Stock having a Fair Market Value (determined as of the date the Company receives Participant’s notice of exercise form) equal to the amount of the payment due. Any fractional shares will be paid in cash. Participant’s payment may be reduced by an amount the Company or an Affiliate deems necessary to satisfy its liability to withhold federal, state or local income taxes or other taxes due by reason of the exercise. Alternatively, the Company or an Affiliate may reduce compensation that is otherwise payable to Participant by the amount the Company or an Affiliate deems necessary to satisfy its liability to withhold federal, state or local income taxes or other taxes due by reason of the exercise.

6. Change of Control. Upon a Change of Control, the provisions of Section 14 of the Plan shall apply.

7. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this SAR Agreement shall in no way be a waiver of such provision or of any other provision hereof.

8. Participant Bound by Plan. Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. The terms of the Plan are expressly incorporated into this Agreement by reference and in the event of any conflict between this Agreement and the Plan, the Plan shall govern. Any capitalized terms not defined herein will have the meanings given in the Plan. This Agreement is subject to all of the terms, conditions and provisions of the Plan, including, without limitation, the Plan’s amendment provisions, and to such rules, regulations and interpretations relating to the Plan or this Agreement as are adopted by the Committee and in effect from time to time. By signing below, Participant agrees and accepts on behalf of himself or herself, and Participant’s heirs, legatees and legal representatives, that all decisions or interpretations of the Committee with respect to the Plan or this Agreement are binding, conclusive and final.

IN WITNESS WHEREOF, the parties have executed this Stock Appreciation Rights Agreement on the      day of                      200    .

SUPERIOR UNIFORM GROUP, INC.:

By
Its:

PARTICIPANT:

SUPERIOR UNIFORM GROUP, INC.

NOTICE OF STOCK APPRECIATION RIGHT (SAR) EXERCISE

Participant is encouraged to consult Participant’s personal financial or tax advisor prior to exercising Participant’s SAR.

Please complete and sign this form and send it to: the Secretary of the Corporation at 10055 Seminole Boulevard, Seminole, Florida 33772-2539

Or fax it to: 727-803-9623

An incomplete form may cause a delay in processing Participant’s SAR exercise.

PART 1: PARTICIPANT INFORMATION: Please complete the following:

Name:

Street Address:

City:	State:	Zip Code:

Work Phone #: ( ) - -	Home Phone #: ( ) - -

Social Security #: - -

PART 2: DESCRIPTION OF SAR SHARES BEING EXERCISED Please complete the following for the SAR Shares to which this notice relates.

Grant Date	Exercise Price	Number of Vested SAR Shares
$
$
$
$
$

PART 3: ACKNOWLEDGEMENTS AND SIGNATURE

I hereby acknowledge that I have received and read a copy of the Superior Uniform Group, Inc. 2003 Incentive Stock and Awards Plan and the prospectus for such plan, and understand the tax consequences of an exercise.

Signature:	Date:

* * * * * *

To be completed by:

Received by:

Date received: